Exhibit 10.1
HARD ROCK HOTEL HOLDINGS, LLC
2008 PROFITS INTEREST AWARD PLAN
Hard Rock Hotel Holdings, LLC, a Delaware limited liability company (including any successor entity which assumes this plan, the “Company”), has adopted this Hard Rock Hotel Holdings, LLC 2008 Profits Interest Award Plan (the “Plan”), as amended, modified or supplemented from time to time, effective September 10, 2008 for the benefit of its eligible employees. The purpose of this Plan is to provide such eligible employees with an opportunity to participate in the Company’s future by offering them equity Awards (as defined below) in the Company so as to enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.
Pursuant to this Plan, Participants (as defined below) will be granted an award of Class C Units (as defined below) (each an “Award” and collectively the “Awards”) and will thereby become Members (as defined below) of the Company. The Class C Units so acquired shall be governed by, and will be subject to, the transfer and other restrictions contained in (a) this Plan, (b) a Profits Interest Agreement to be executed by and between the Company and each such Participant (including exhibits thereto), and (c) the LLC Agreement (as defined below).
ARTICLE I.
DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. Any other capitalized terms used in this Plan but not otherwise defined herein shall have their respective meaning set forth in the LLC Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.
1.1. Affiliate. “Affiliate” with respect to any Person shall mean (i) any other Person who controls, is controlled by or is under common control with such Person or (ii) any director or officer of such Person or any Person specified in clause (i) above. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, membership or other ownership interests, by contract or otherwise).
1.2. Approved Development Budget. “Approved Development Budget” shall mean the development and construction budget for the Expansion Project approved by the Board, as such budget may be modified by the Board from time to time.
1.3. Approved Development Budget Target. “Approved Development Budget Target” shall mean the development and construction budget target for the Expansion Project of $750 million, as approved by the Board, and as such target may be modified by the Board from time to time.
1.4. Award. “Award” shall have the meaning set forth in the Preamble.

1.5. Board. “Board” shall mean the board of directors of the Company under the LLC Agreement.
1.6. C-Corporation. “C-Corporation” shall mean a “C corporation” within the meaning of Section 1361 of the Code.
1.7. Capital Contribution. “Capital Contribution” shall mean a capital contribution by a Member to the Company in accordance with the terms of the LLC Agreement.
1.8. Cause. “Cause,” with respect to any Participant, shall mean “Cause” as defined in such Participant’s applicable Profits Interest Agreement.
1.9. Class C Units. “Class C Units” shall mean Class C Units of the Company as defined in the LLC Agreement.
1.10. Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section, and any regulations promulgated thereunder.
1.11. Committee. “Committee” shall have the meaning set forth in Section 5.1.
1.12. Company. “Company” shall have the meaning set forth in the Preamble.
1.13. EBITDA. “EBITDA” for a given period shall mean earnings before interest, taxes, depreciation and amortization, as such items (e.g. interest, taxes, depreciation and amortization) are determined by the Board in its sole and absolute discretion in accordance with GAAP applicable to the operation of hotels and with the Uniform System.
1.14. Employee. “Employee” shall mean any officer or other employee of the Company or any Subsidiary of the Company. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or a Subsidiary of the Company or (ii) transfers between locations of the Company or between the Company or a Subsidiary of the Company, or any successor of the foregoing.
1.15. Encumbrance. “Encumbrance” shall mean a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term “Encumber” shall have a correlative meaning.
1.16. Equity Restructuring. “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its equity holders, such as an equity dividend, equity split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend or distribution, that affects the securities of the Company or the unit price of the Company’s securities and causes a change in the per unit value of the Class C Units underlying outstanding Awards.

1.17. Equity Securities. “Equity Securities” shall mean, as to any Person (i) shares of capital stock, membership interests, units or other equity interests in such Person, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into capital stock, membership interests, units or other equity interests in such Person and (iii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, membership interests, units or other equity interests in such Person.
1.18. Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.
1.19. Expansion Project. “Expansion Project” shall mean the proposed development project associated with expanding the Hard Rock Hotel & Casino in Las Vegas, Nevada, in accordance with development plans approved by the Board, as such plans may be modified by the Board from time to time.
1.20. Fair Market Value. “Fair Market Value” shall mean, with respect to any assets or securities (including, without limitation, the Class C Units), the fair market value for such assets or securities, reflecting the amount that a willing buyer would pay to a willing seller in an arm’s length transaction occurring on the date of valuation, as determined in good faith by the Board in its sole discretion, without taking into account discounts for non-marketability, minority interests, preferred distributions, restrictions on transferability, forfeiture restrictions and any additional discounts that may otherwise be applicable due to the rights, powers and other traits or characteristics of such assets or securities; provided that the Fair Market Value of any publicly traded securities listed on one or more national securities exchanges or a non-United States securities exchange of similar standing shall be the closing price as reported for such securities on the date of determination (or, if such date is not a trading day, on the last trading day immediately preceding the date of determination), or if no sale occurred on such trading day, then the mean between the closing bid and ask prices on such exchange or market on such trading day.
1.21. Gaming Authorities. “Gaming Authorities” shall mean any Governmental Authority with jurisdiction over the ownership of an interest in an entity that is licensed to conduct gaming activities or with jurisdiction over gaming operations relating to the Company Assets (as defined in the LLC Agreement) including, without limitation, the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming License Board.
1.22. Gaming Regulations. “Gaming Regulations” shall mean any applicable statutes, laws, rules, regulations, or other legal requirements of or promulgated by any legislative body, Gaming Authorities, police or investigative agency, or other government or political subdivisions or agency or subdivision thereto in the United States (including those in the State of Nevada) or elsewhere in the world pertaining to the ownership or operation of casinos, the suitability of Persons involved in gaming or gambling or otherwise relating to gaming or gambling, including, without limitation, the Nevada Gaming Control Act (Nevada Revised Statutes Chapter 463) and the regulations promulgated thereunder, as amended from time to time.

1.23. Good Reason. “Good Reason” with respect to any Participant, means the occurrence of any of the following events without the Participant’s consent: (i) a material reduction of the Participant’s base compensation by the Company or its Subsidiaries, (ii) a material diminution in the Participant’s authority, duties, or responsibilities with respect to the Company or its Subsidiaries at a time when there are no circumstances that would permit a termination of the Participant for Cause, or (iii) the relocation of the Company’s offices at which the Participant is principally employed to a location more than 50 miles from such location. Notwithstanding the foregoing, no termination for Good Reason shall be effective unless (a) the Participant has given written notice to the Company setting forth the specific facts or circumstances constituting Good Reason within 30 days after the initial existence of the occurrence of such facts or circumstances, (b) the Company has failed to remedy such facts or circumstances within 30 days of receipt of the Participant’s written notice, and (c) the effective date of the termination for Good Reason occurs no later than 65 days after the initial existence of the facts or circumstances constituting Good Reason.
1.24. Governmental Authority. “Governmental Authority” shall mean any nation or government (including, without limitation, the government of the United States), any state, county, municipal or other political subdivision thereof (including the State of Nevada and Clark County, Nevada) and any Person exercising legislative, judicial, regulatory or administrative functions of or pertaining to the government.
1.25. LLC Agreement. “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Hard Rock Hotel Holdings, LLC, dated as of May 30, 2008 by and among DLJ MB IV HRH, LLC, DLJ Merchant Banking Partners IV, L.P., DLJMB HRH VoteCo, LLC, Morgans Hotel Group Co., and Morgans Group LLC, as amended on August 1, 2008, and as further amended, modified or supplemented from time to time.
1.26. Members. “Members” shall mean the members of the Company under the LLC Agreement.
1.27. Membership Interests. “Membership Interests” shall mean the outstanding membership interests of the Company under the LLC Agreement.
1.28. Participant. “Participant” shall mean any Employee who is selected by the Committee to receive an Award pursuant to the provisions of Section 3.1 hereof, who executes a Profits Interest Agreement pursuant to the provisions of Section 3.2 hereof, and who joins the LLC Agreement as a Member thereunder.
1.29. Permitted Transferee. “Permitted Transferee,” with respect to any Participant, shall mean such Participant’s Qualified Living Trust.
1.30. Person. “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.
1.31. Plan. “Plan” shall mean this Hard Rock Hotel Holdings, LLC 2008 Profits Interest Award Plan, as amended, modified or supplemented from time to time.

1.32. Profits Interest Agreement. “Profits Interest Agreement” shall mean the Profits Interest Agreement, as amended, modified or supplemented from time to time, pursuant to which Class C Units shall be issued to a Participant under this Plan.
1.33. Property Management Agreement. “Property Management Agreement” shall mean the Amended and Restated Property Management Agreement, dated as of May 30, 2008, among HRHH Hotel/Casino, LLC, HRHH Development, LLC, and HRHH Café, LLC, as Owners, and Morgans Hotel Group Management LLC, as Operator, for the Management of the Hard Rock Hotel and Casino, Located at 4405-4455 Paradise Road, Las Vegas, Nevada, and Certain Other Assets.
1.34. Qualified Appraiser. “Qualified Appraiser” means any nationally recognized valuation or appraisal firm or investment bank with expertise in the gaming industry that: (i) does not currently provide nor is currently negotiating to provide (nor in the last two years has provided) services to the Company or any Member or their respective Affiliates; and (ii) does not hold or have Affiliates that hold equity interests in the Company or any Member.
1.35. Qualified Living Trust. “Qualified Living Trust” shall mean a revocable living trust established by the Participant pursuant to which: (i) the Participant is and remains the sole trustee of the living trust (unless the Participant ceases to be the sole trustee as a result of his or her death or disability), (ii) the trustee of the living trust executes a Joinder to the LLC Agreement in a form prescribed by the Company, (iii) the governing documents for the living trust provide that they are in all regards subject to the terms and conditions of this Plan, the Profits Interest Agreement, and the LLC Agreement, (iv) any distribution of Class C Units from the living trust shall only be to such Participant or to the Company, and (v) the living trust, its trustee and all of its beneficiaries are counted as one record holder for purposes of Section 12(g) of the Exchange Act. In addition, in order for a living trust to be a “Qualified Living Trust,” the governing documents for the living trust must have been submitted to the Company for review and approval and the Company must have agreed in writing that such trust governing documents include terms that provide for the foregoing and do not contain any terms inconsistent with the foregoing.
1.36. Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.
1.37. Sale of the Company. “Sale of the Company” shall mean any of the following: (a) a merger or consolidation of the Company into or with any other Person or Persons, or a sale, exchange or other disposition of Membership Interests in a single transaction or a series of transactions, in which in any case the Members of the Company or their Affiliates immediately prior to such merger, consolidation, sale, exchange, or other disposition or first of such series of transactions cease to own, directly or indirectly, at least a majority of the voting power of, and equity interests in, the Company’s or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a Person or Persons who are not Affiliates of the Company acquire all or substantially all of the Company’s and/or any of its Subsidiaries’ assets determined on a consolidated basis. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to the Sale of the Company including, but not by way of limitation, when a Sale of the Company has occurred.

1.38. Subsidiary. “Subsidiary” shall mean, with respect to a specified Person, any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the specified Person.
1.39. Termination of Employment. “Termination of Employment” shall mean the termination for any reason, including without limitation death, disability, resignation, retirement or termination with or without Cause, at any time, of a Participant’s employment with the Company (or any of its Subsidiaries), but excluding any termination which includes simultaneous reemployment or continuous employment of the Participant by the Company (or any of its Subsidiaries). The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, when a Termination of Employment is effective, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company (or its Subsidiaries) has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.
1.40. Transfer. “Transfer” shall mean, with respect to any Member, any sale, conveyance, exchange, assignment, gift, bequest or other transfer or disposition (whether direct or indirect, by operation of law or by any other means), of all or any part of such Member’s Membership Interests in the Company, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or an agreement to do any of the foregoing.
1.41. Uniform System. “Uniform System” shall mean the “Uniform System of Accounts for the Lodging Industry (10th revised edition, Copyright 2006)” by the Hotel Association of New York City, Inc. and published by the Educational Institute of the American Hotel & Motel Association, as the same may be revised from time to time.
ARTICLE II.
CLASS C UNITS SUBJECT TO PLAN
2.1. Amount of Awards Subject to Plan. The Awards that may be granted under this Plan shall be Class C Units. Subject to the provisions of Section 6.3 hereof, the maximum aggregate number of Class C Units which may be delivered hereunder is 1,000,000 units. Such Awards may consist, in whole or in part, of authorized but unissued Class C Units acquired or reacquired in private transactions, or Class C Units otherwise issuable by the Company, or any combination of the foregoing, as determined by the Committee in its discretion.
2.2. Add-back. To the extent that any Award is forfeited by a Participant, the Class C Units covered by such Award may thereafter be awarded or re-granted under this Plan, subject to the limitations of Section 2.1 on the total amount of Class C Units that may be issued as Awards under this Plan.

ARTICLE III.
AWARDS
3.1. Awards.
(a) The Committee may from time to time, in its sole and absolute discretion:
(i) Select those Employees who in its opinion should receive Awards; and
(ii) Determine the purchase price, if any, form of payment for Awards and other terms and conditions applicable to such Awards, including provisions for vesting and forfeiture, consistent with this Plan and with the LLC Agreement.
(b) Upon the selection of an Employee to receive an Award, the Committee shall grant such Awards and may impose such conditions on the issuance of such Awards as the Committee deems appropriate; provided, however, that no such condition may be inconsistent with the terms of the LLC Agreement, the terms of which by this reference are incorporated herein.
3.2. Profits Interest Agreement. Awards shall be issued only pursuant to a Profits Interest Agreement, which shall be executed by the selected Employee and an officer of the Company designated by the Committee on behalf of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan and with the terms of the LLC Agreement. Upon receipt of an Award, a Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement. At the Company’s request, such Participant shall execute the LLC Agreement. All Awards issued under this Plan shall be subject to the terms of the LLC Agreement and shall, in the terms of each individual Profits Interest Agreement, be subject to such additional restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning transferability and restrictions based on duration of employment with the Company, performance by Employees of the Company or Company performance; provided, however, that, by action taken in its absolute discretion after the Award is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Profits Interests Agreement.
3.3. Eligibility. An Award of Class C Units may only be issued to a Participant for the performance of services to or for the benefit of the Company and its Subsidiaries (i) in the Participant’s capacity as a Member, (ii) in anticipation of the Participant becoming a Member, or (iii) as otherwise determined by the Committee, provided that the Class C Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto.

3.4. Rights as Members. Upon the grant of Awards pursuant to this Plan, the Participant shall have, unless otherwise provided by the Committee, all the rights and obligations of a Member holding Class C Units with respect to said Awards as provided in this Plan and the LLC Agreement, subject to the restrictions in his or her Profits Interest Agreement and the LLC Agreement. As set forth in the LLC Agreement, the Participants shall not, by virtue of their holding Awards, have the right to influence or control the management or operation of the Company.
3.5. Escrow. The Committee or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate, if any, representing any Award issued hereunder until all of the restrictions, if any, imposed under the Profits Interest Agreement with respect to the Award evidenced by such certificate expire or shall have been removed.
ARTICLE IV.
RESTRICTIONS ON AWARDS
4.1. Forfeiture of Awards. Unless otherwise determined by the Committee, upon any Termination of Employment of a Participant, such Participant’s Award and all Class C Units subject thereto, to the extent not vested as of the date of such Termination of Employment (and the proportionate amount of the balance of Participant’s Capital Account (as defined in the LLC Agreement) attributable to such Class C Units), shall thereupon automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such unvested Class C Units (or such proportionate amount of Participant’s Capital Account balance).
4.2. Restrictions on Class C Units. In addition to any applicable transfer restrictions, repurchase rights and other restrictions set forth in the LLC Agreement with respect to the Class C Units, the Class C Units shall be subject to such restrictions as the Committee shall determine in its sole discretion, including, without limitation, transfer restrictions, repurchase rights, requirements that Class C Units be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of Class C Units, voting agreements, tag-along rights and drag-along rights. Such restrictions may, in the Committee’s sole discretion, be contained in the applicable Profits Interest Agreement or in such other agreement as the Committee shall determine, in each case in a form determined by the Committee in its sole discretion. The issuance of the Class C Units shall be conditioned on the Participant’s consent to such restrictions or the Participant’s entering into such agreement or agreements.
4.3. Legend. In order to enforce the restrictions imposed upon the Class C Units issued pursuant to Awards granted hereunder, the Committee shall cause a legend or legends to be placed on certificates, if any, representing the Awards that are still subject to restrictions under the Profits Interest Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE V.
ADMINISTRATION
5.1. Committee. Prior to the Company’s conversion to a C-Corporation and the initial registration of the common stock of such C-Corporation under Section 12 of the Exchange Act, the “Committee” shall consist of the Board. Following such registration, the Committee shall be a committee of the Board of Directors of the Company that complies with Rule 16b-3 and Section 162(m) of the Code. For the avoidance of doubt, the registration of the Company as a “Form 10” Company under Section 15 of the Exchange Act shall not constitute a registration for purposes of this Section 5.1.
5.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Profits Interest Agreements pursuant to which Awards are issued, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Participant.
5.3. Governance of Committee. The governance of the Committee shall be subject to the applicable provisions of the LLC Agreement.
5.4. Professional Assistance; Good Faith Actions; Compensation. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other Persons in connection with the administration of this Plan. The Committee, the Company and the Company’s officers shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No members of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, including grant of Awards, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation. The members of the Committee shall serve without compensation for their services as representatives of the Committee.
5.5. Financial Statements and Business Information. To the extent required by applicable securities laws, each Participant shall receive financial statements and other information relating to the Company, subject to applicable confidentiality obligations (including, without limitation, the confidentiality obligations set forth in the LLC Agreement).

ARTICLE VI.
MISCELLANEOUS PROVISIONS
6.1. Restrictions on Transfer of Awards. Each Award granted to a Participant under this Plan is subject to the terms of the Profits Interest Agreement pursuant to which such Award was issued and the applicable provisions of this Plan and the LLC Agreement, including, without limitation, any applicable provisions regarding a Sale of the Company and the restrictions on Transfer of Class C Units. Any Permitted Transferee of an Award shall take such Award subject to the terms of this Plan, the Profits Interest Agreement pursuant to which such Award was issued, and the LLC Agreement. Any Transfer of an Award which is not made in compliance with the Plan, the LLC Agreement and the Profits Interest Agreement pursuant to which such Award was issued shall be null and void and of no force or effect, and further, such Award may be cancelled and forfeited by the Participant pursuant to the LLC Agreement.
6.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 6.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board; provided, however, that any amendment that requires Member approval under applicable law shall be subject to such approval to the extent required to comply with such law. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, materially alter or impair any rights or obligations under such Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan.
6.3. Changes in Capitalization and Other Corporate Events.
(a) (i) Subject to Section 6.3(a)(ii) below, in the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, additional Class C Units, other Equity Securities, or other property), any Capital Contributions, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Sale of the Company), or exchange of Class C Units or other Equity Securities of the Company, issuance of warrants or other rights to purchase Class C Units or other Equity Securities of the Company, or other similar corporate transaction or event, affects the Class C Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(I) the number of Class C Units or the number and kind of Equity Securities with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Class C Units or Equity Securities which may be issued);
(II) the number of Class C Units or the number and kind of Equity Securities subject to outstanding Awards; and
(III) the purchase price, if any, with respect to any Award.

(ii) Notwithstanding the foregoing, if any transaction or event described in Section 6.3(a)(i) constitutes an Equity Restructuring:
(I) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be proportionately adjusted. Such adjustments shall be nondiscretionary and final and binding on the affected Participant and the Company; and
(II) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the number and kind of Equity Securities that may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Class C Units or Equity Securities which may be issued).
(b) In the event of any Sale of the Company or other transaction or event described in Section 6.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) The Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for either (A) the purchase of all or any portion of such Award for an amount of cash equal to the amount that could have been attained upon the realization of the Participant’s rights had such Award (or portion thereof) been fully vested, or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms not substantially less favorable to the affected Participant than the terms of the Award for which such replacement award is substituted;
(ii) The Committee may provide, either by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock or Equity Securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Equity Securities subject to such Award and prices thereof;
(iii) The Committee may make adjustments in the number and type of Class C Units (or other Equity Securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the purchase price, the repurchase price or the vesting schedule), and the criteria included in, outstanding Awards and the related agreements and Awards which may be granted in the future; and
(iv) The Committee may provide that such Award cannot vest or become payable after such transaction or event.

(c) Upon consummation of a conversion of the Company from a limited liability company to a C-Corporation, subject to the provisions of the applicable agreement setting forth the terms of such conversion, all Awards granted under the Plan shall be converted into shares of the resulting corporation’s common stock or other awards or securities on terms and conditions which are substantially equivalent to the terms and conditions of the Class C Units that such shares are intended to replace. Without limiting the generality of the foregoing, to the extent that an Award is vested at the time of such conversion, such Award shall be converted into vested shares of the resulting corporation’s common stock or other vested awards or securities, and to the extent that an Award is unvested at the time of such conversion, such Award shall be converted into unvested or restricted shares of the resulting corporation’s common stock or other unvested or restricted awards or securities. In addition, the Committee may take such action as is necessary to reflect the conversion of the Company to a C-Corporation, including but not limited to amendment of any Profits Interest Agreement to impose additional restrictions necessary to satisfy any applicable law, including the requirements of any stock exchange upon which the stock may be listed.
(d) Subject to Section 6.3(b), the Committee may, in its discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company with respect to any event described in this Section 6.3.
6.4. Section 83(b) Election. Unless otherwise determined by the Board in its sole discretion, each Participant who is granted an Award under the Plan shall be required to make an election under Section 83(b) of the Code with respect to the Class C Units covered by such Award, and the grant of such Award shall be conditioned on the Participant making such Section 83(b) election.
6.5. Tax Withholding. The Company may withhold from each Participant’s wages, or require each Participant to pay to the Company, any applicable withholding or employment taxes resulting from the issuance of any Award hereunder, from the vesting or lapse of any restrictions imposed on such Award, or from the ownership or disposition of any Class C Units.
6.6. Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Class C Units pursuant to the Awards, and the payment of money under this Plan or under the Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or Governmental Authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any Equity Securities delivered under this Plan shall be subject to such restrictions, and the Person acquiring such Equity Securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and any Awards awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.7. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.
6.8. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
6.9. Section 409A. No Award or Class C Unit is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Profits Interest Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date hereof the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date hereof), the Committee may adopt such amendments to the Plan and the applicable Profits Interest Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

I hereby certify that the foregoing Plan was duly adopted by the Board of the Company on September 10, 2008.
Executed on  _____, 2008.

By:
Name:
Title: